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                                                                    Exhibit 10.2

                    [Spanish Broadcasting System, Inc. Logo]

July 2, 2004

Jose Antonio Villamil
2655 LeJeune Road
Coral Gables, FL 33134

Dear Jose Antonio Villamil:

Pursuant to the terms and conditions of the Spanish Broadcasting System, Inc. 1999 Stock Option Plan for NonEmployee Directors (the "Plan"), you have been granted a Nonqualified Stock Option to purchase 50,000 shares (the "Option") of Class A common stock as outlined below.

                     Granted To:    Jose Antonio Villamil
                                    ID# J. A. Villamil

                   Granted Date:    June 30, 2004

                 Option Granted:    50,000

         Option Price per Share:    $9.33

         Total Cost to Exercise:    $466,500.00

                Expiration Date:    June 30, 2014, unless terminated earlier.

               Vesting Schedule:    20% immediately, 20% each year as follows:

                                    10,000 on 06/30/2005

                                    10,000 on 06/30/2006

                                    10,000 on 06/30/2007

                                    10,000 on 06/30/2008

                Transferability:    Not transferable except in accordance with
                                    the Plan.


                                       Spanish Broadcasting System, Inc.

                                       By: /s/ Jose Antonio Villamil
                                           -------------------------

By my signature below, I hereby acknowledge receipt of this Option granted on the date shown above, which has been issued to me under the terms and conditions of the Plan. I further acknowledge receipt of a copy of the Plan and agree to conform to all of the terms and conditions of the Option and the Plan.

Signature: /s/ Jose Antonio Villamil                 Date: 07/08/04
           -------------------------
           Jose Antonio Villamil